UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2013

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The disclosure under Item 8.01 Other Events is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On November 14, 2013, Cornerstone OnDemand, Inc. (the “Company”) issued a press release announcing the launch of the Cornerstone Innovation Fund. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 13, 2013, the board of directors of the Company reviewed its list of “officers” and “executive officers” (each, an “Officer”) as defined in Rule 16a-1(f) and Rule 3b-7 under the Exchange Act, respectively. Upon the completion of such review and in light of the current roles and responsibilities of the members of the Company’s management team, the board of directors resolved that Adam Weiss, Vice President, Business Affairs and General Counsel, be added to the list of Officers and Steven Seymour, Executive Vice President, Strategic Accounts, be removed from such list, in each case effective immediately. Upon the effectiveness of such resolution, the Company’s Officers for purposes of Rule 16a-1(f) and Rule 3b-7 are as follows: Adam Miller, President and Chief Executive Officer; Perry Wallack, Chief Financial Officer; Vincent Belliveau, Senior Vice President and General Manager of Europe, Middle East and Africa; Dave Carter, Senior Vice President of Sales; Mark Goldin, Chief Technical Officer; Kirsten Maas Helvey, Senior Vice President, Client Success; and Adam Weiss.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated as of November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss Vice President, Business Affairs, and General Counsel

Date: November 14, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of November 14, 2013.